UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 5, 2019

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-205546	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd, Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)
(208) 395-6200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.
On February 5, 2019, Albertsons Companies, Inc. (the “Company”), together with its subsidiaries, Safeway Inc., New Albertsons L.P. and Albertsons’s LLC (collectively, the “Subsidiary Co-Issuers” and together with the Company, the “Co-Issuers”), issued $600 million in aggregate principal amount of 7.5% senior notes due 2026 (the “Notes”). The Notes were sold in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
The Company intends to use the net proceeds from the offering to (i) pay the redemption price in connection with the redemption of all of Safeway’s outstanding 5.00% Senior Notes due August 2019 (the “Redemption”) and (ii) pay fees and expenses related to the Redemption and the issuance of the Notes. The Company intends to use the remaining net proceeds for general corporate purposes, which may include the repayment of indebtedness, capital expenditures and working capital.
The Notes were issued pursuant to an indenture, dated February 5, 2019 (the “Indenture”), by and among the Co-Issuers, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee. The Notes will mature on March 15, 2026. The following is a summary of the material terms of the Indenture. The summary does not include all of the provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.
Interest. Interest on the Notes will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2019.
Guarantees. The notes will be guaranteed on a senior unsecured basis by all of the Company’s existing and future direct and indirect domestic subsidiaries (other than the Subsidiary Co-Issuers) that are obligors under the Company’s asset-based revolving credit facility, the Company’s term loan facilities and the Company’s 6.625% senior notes due June 15, 2024 and 5.750% senior notes due September 15, 2025.
Security. The Notes are unsecured.
Optional Redemption. Prior to March 15, 2022, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, plus an applicable make-whole premium equal to the greater of (i) 1.0% and (ii) the excess of the sum of the present value of 105.625% of the principal amount being redeemed, plus all required interest payments due thereon through March 15, 2022 (exclusive of interest accrued to the date of redemption), discounted to the date of redemption at a rate equal to the then-current interest rate on U.S. Treasury securities of comparable maturities plus 50 basis points and, for the avoidance of doubt, assuming that the interest rate in effect on the date of redemption is the interest rate that will be in effect through March 15, 2022, over the principal amount being redeemed. In addition, subject to certain conditions, the Co-Issuers may redeem up to 40% of the Notes before March 15, 2022, with the net cash proceeds from certain equity offerings at a redemption price equal to 107.5% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to (but excluding) the redemption date.
After March 15, 2022, the Notes may be redeemed in whole or in part at the following redemption prices: (i) 105.625% if such notes are redeemed in the period from March 15, 2022 to (but not including) March 15, 2023, (ii) 103.750% if such notes are redeemed in the period from March 15, 2023 to (but not including) March 15, 2024, (iii) 101.875% if such notes are redeemed in the period from March 15, 2024 to (but not including) March 15, 2025, and (iv) at par thereafter.
Mandatory Redemption. The Notes do not require the making of any mandatory redemption or sinking fund payments.
Repurchase of Notes at the Option of Holders. Upon a “change of control” transaction (which includes, subject to certain exceptions, (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its restricted subsidiaries, taken as a whole, to a person other than certain existing indirect stockholders of the Company, and their affiliates, related funds and managed accounts (together, the “Equity Investors”) or (ii) the Company becomes aware of the acquisition by any person or group, other than any of the Equity Investors, of more than 50% of the voting power of the Company or any of its direct or indirect parent companies and as a result thereof, a “ratings event” occurs (i.e., the Notes rating is lowered by certain of the rating agencies then rating the Notes due to such change of control by one more gradations within 60 days after the change of control or announcement of an intention to effect a change of control), the

Co-Issuers are required to offer to purchase all of the Notes from the holders thereof at a price equal to 101% of the principal amount outstanding plus all accrued interest thereon.
Covenants. The Indenture contains various affirmative and negative covenants (subject to customary exceptions), including, but not limited to, restrictions on the ability of the Company and its restricted subsidiaries to: (i) dispose of assets; (ii) incur additional indebtedness, issue preferred stock and guarantee obligations; (iii) make certain restricted payments, investments and payments in respect of subordinated indebtedness; (iv) create liens on assets or agree to restrictions on the creation of liens on assets; (v) engage in mergers or consolidations; and (vi) engage in certain transactions with affiliates.
Events of Default. The Indenture contains events of default (subject to customary exceptions, thresholds and grace periods), including, without limitation: (i) nonpayment of principal, interest or premium; (ii) failure to perform or observe covenants; (iii) cross-acceleration with certain other indebtedness; (iv) certain judgments; and (v) certain bankruptcy related events.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

4.1
Indenture, dated as of February 5, 2019, by and among Albertsons Companies, Inc., Safeway Inc., New Albertsons L.P., Albertson’s LLC, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

Dated:	February 5, 2019	By:	/s/ Robert A. Gordon
		Name:	Robert A. Gordon
		Title:	Executive Vice President, General Counsel and Secretary